Exhibit 23.3
CONSENT OF ENGINEER
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of National Fuel Gas Company of our audit report for Seneca Resources Corporation dated October 19, 2006 and to the reference to our estimate dated September 30, 2006, which appear in and are incorporated by reference in National Fuel Gas Company’s Annual Report on Form 10-K for the year ended September 30, 2006.

RALPH E. DAVIS ASSOCIATES, INC.
/s/ Allen C. Barron
Allen C. Barron, P.E.
President

Houston, Texas
June 13, 2007